AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 2000
                                                     REGISTRATION NO. 333-

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933



                             INAMED CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                 59-0920629

     (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

                        5540 Ekwill Street, Suite D
                      Santa Barbara, California 93111
       (Address, including zip code, of Principal Executive Offices)


                     2000 Employee Stock Purchase Plan
                      2000 Employee Stock Option Plan
                   1999 Senior Officer Stock Option Plan
            1998-1999 Director and Executive Officer Stock Plan
               1993 Non-Employee Directors Stock Option Plan
                     1999 Directors Stock Election Plan
                          (Full title of the plan)

                          DAVID E. BAMBERGER, ESQ.
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             INAMED CORPORATION
                          11 PENN PLAZA, SUITE 946
                          NEW YORK, NEW YORK 10001
                               (212) 273-3430
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                           OF AGENT FOR SERVICE)

                      COPIES OF ALL COMMUNICATIONS TO:

                          RONALD C. BARUSCH, ESQ.
                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                        1440 NEW YORK AVENUE, N.W.
                         WASHINGTON, DC 20005-2111
                              (202) 371-7000



                                 CALCULATION OF REGISTRATION FEE
                                 -------------------------------

Title of each class of                        Proposed maximum      Proposed maximum
  securities to           Amount to be         offering price      aggregate offering       Amount of
  be registered            registered           per share (7)          price (8)         registration fee
----------------------    -------------       -----------------    ------------------    ----------------
2000 Employee Stock        200,000(1)             $34.09375            $6,818,750            $1,800.15
Purchase Plan
Common Stock

2000 Employee Stock        550,000(2)             $34.09375            $18,751,562           $4,950.41
Option Plan
Common Stock

1999 Senior Officer        900,000(3)             $34.09375            $30,684,375           $8,100.68
Stock Option Plan
Common Stock

1998-1999 Director and      97,500(4)             $34.09375             $3,324,141             $877.57
Executive Officer Stock
Plan
Common Stock

1993 Non-Employee           70,000(5)             $34.09375             $2,386,563             $630.05
Directors Stock Option
Plan
Common Stock

1999 Directors Stock        50,000(6)             $34.09375             $1,704,688             $450.04
Election Plan
Common Stock

Aggregate Common            1,867,500             $34.09375            $63,670,078             $16,809
Stock

     (1) A total of 200,000 shares have been reserved for issuance under the 2000 Employee Stock Purchase Plan, 200,000 of which are being registered hereby.

     (2) A total of 550,000 shares have been reserved for issuance under the 2000 Employee Stock Option Plan, 550,000 of which are being registered hereby.

     (3) A total of 900,000 shares have been reserved for issuance under the 1999 Senior Officer Stock Option Plan, 900,000 of which are being registered hereby.

     (4) A total of 97,500 shares have been reserved for issuance under the 1998-1999 Director and Executive Officer Stock Plan, 97,500 of which are being registered hereby.

     (5) A total of 70,000 shares have been reserved for issuance under the 1993 Non-Employee Directors Stock Option Plan, 70,000 of which are being registered hereby.

     (6) A total of 50,000 shares have been reserved for issuance under the 1999 Directors Stock Election Plan, 50,000 of which are being registered hereby.

     (7) Estimated solely for purposes of calculating the registration fee and pursuant to Rule 457(c) of the Securities Act based on the average of the high and low sale price of the Common Stock on the Nasdaq National Market on July 28, 2000.

     (8) The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and represents the number of shares offered pursuant to the Inamed Corporation 2000 Employee Stock Purchase Plan multiplied by a per share price of $34.09375, the average price of Inamed Corporation Common Stock on the Nasdaq National Market on July 28, 2000.



                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents which have been filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

               1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.
               2. The description of the Registrant's Capital Stock contained in the registration statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
               3.   All other reports filed by the Registrant pursuant to
                    Section 13(a) or 15(d) of the Exchange Act.

               All documents, filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

    ITEM 4.    DESCRIPTION OF SECURITIES.

               Not applicable.

    ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

    ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the Delaware General Corporation Law, inter alia, generally empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of a corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

               Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

               The Registrant's bylaws provide a right to indemnification to the full extent permitted by law for expenses, attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the Registrant's right by reason of the fact that the director or officer is or was serving as the Registrant's director or officer or, at the Registrant's request, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless a court finally determines that the director or officer did not act in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, that the director or officer has no reasonable cause to believe that his conduct was unlawful. The Registrant's bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. The Registrant's bylaws authorize the Registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the board of directors so determines, purchasing and maintaining insurance.

               The Registrant's Restated Certificate of Incorporation provides that a director of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability for (i) any breach of that person's duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of laws; (iii) the payment of unlawful dividends and certain other actions prohibited by Delaware corporation law; and (iv) any transaction resulting in receipt by that person of an improper personal benefit.

    ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

    ITEM 8.    EXHIBITS.

               See Exhibit Index on page II-7.

    ITEM 9.    UNDERTAKINGS.

               *(a)  The undersigned Registrant hereby undertakes:

                           (1) to file, during any period in which offers
               or sales are being made, a post- effective amendment to this registration statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
    Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                           (2) that, for the purpose of determining any
               liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) to remove from registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

               *(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               *(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    * Paragraph references correspond to those of Regulation S-K, Item 512.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on this 3rd day of August, 2000.

                                  INAMED CORPORATION


                                  By:   /s/ DAVID E. BAMBERGER
                                        -----------------------------------
                                        Name:  David E. Bamberger
                                        Title: Senior Vice President,
                                               General Counsel and Secretary